EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-72614, as amended) and related prospectus of Discovery Laboratories, Inc. for the registration of 4,440,222 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 2001, with respect to the consolidated financial statements of Discovery Laboratories, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 8, 2002